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                                                                   Exhibit 4(i)




                 SECOND SUPPLEMENTAL SENIOR INDENTURE, dated as of October __, 1995, between TEXTRON INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company") and CHEMICAL BANK, as successor to Manufacturers Hanover Trust Company, as Trustee under the below mentioned Indenture (hereinafter called the "Trustee"), which term shall include any successor trustee appointed pursuant to Article Six of the Indenture hereinafter referred to.

                              W I T N E S S E T H

                 WHEREAS, the Company and the Trustee have heretofore executed and delivered the Indenture, dated as of April 15, 1987 (hereinafter referred to as the "Indenture"), as amended by the First Supplemental Senior Indenture, dated as of March 15, 1988, providing for the issuance from time to time of one or more series of Securities evidencing unsecured indebtedness of the Company (hereinafter called "Securities"); and

                 WHEREAS, terms used in this Second Senior Supplemental Indenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture; and

                 WHEREAS, this Second Senior Supplemental Indenture amends the Indenture, pursuant to Section 901 thereof, in order to add certain definitions, govern the issuance, transfer, and exchange of Global Securities and provide for defeasance and covenant defeasance;

                                NOW, THEREFORE;

                 For and in consideration of the premises and the purchase of Securities by the holders thereof, the Company covenants and agrees, for the equal and proportionate benefit of the respective holders from time to time hereafter of the Securities, as follows:


                                   ARTICLE I

                 Section 1.1 Section 101 of the Indenture is amended to add the following definitions:



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         "Covenant Defeasance" has the meaning specified in Section 403.

         "Defeasance" has the meaning specified in Section 402.

         "Depositary" means, with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities as contemplated by Section 301.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor legislation.

         "Global Security" means a Security that evidences all or part of the Securities of any series and is authenticated and delivered to, and registered in the name of, the Depositary for such Securities or a nominee thereof.

         "U.S. Government Obligations" has the meaning specified in Section 404.

         Section 1.2. The Indenture is amended by adding a new Section 312 to read in its entirety as follows:

Section 312.     Global Securities.

         If the Company shall establish pursuant to Section 301 that the Securities of a series are to be issued in the form of one or more Global Securities, then the Company shall execute and the Trustee shall, in accordance with Section 303 and the Company Order with respect to such series, authenticate and deliver one or more Global Securities that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of all of the Securities of such series to be issued in the form of Global Securities and not yet cancelled, (ii) shall be registered in the name of the Depositary for such Global Security or Securities or the nominee of such Depositary, and (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions.




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         Global Securities shall bear a legend substantially to the following effect:

                 This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Global Security is exchangeable for Securities registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances. Every Security delivered upon registration of transfer of, or in exchange for, or in lieu of, this Global Security shall be a Global Security subject to the foregoing, except in the limited circumstances described above.

                 Unless this certificate is presented by an authorized representative of The Depositary Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is to be made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         Notwithstanding the provisions of Section 305, unless and until it is exchanged in whole or in part for Securities in definitive registered form, a Global Security representing all or a part of the Securities of a series may not be transferred in the manner provided in Section 305 except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.





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         If at any time the Depositary for any Securities of a series represented by one or more Global Securities notifies the Company that it is unwilling or unable to continue as Depositary for such Securities or if at any time the Depositary for such Securities shall no longer be eligible under this
Section 312, the Company shall appoint a successor Depositary with respect to such Securities. If a successor Depositary for such Securities is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company's election pursuant to
Section 301 that such Securities be represented by one or more Global Securities shall no longer be effective and the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver Securities of such series in definitive registered form, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such Securities in exchange for such Global Security or Securities.

         The Company may at any time and in its sole discretion determine that the Securities of any series issued in the form of one or more Global Securities shall no longer be represented by a Global Security or Securities. In such event the Company shall execute, and the Trustee, upon receipt of a Company Order or an Officer's Certificate for the authentication and delivery of definitive Securities of such series, shall authenticate and deliver, Securities of such series in definitive registered form, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such Securities, in exchange for such Global Security or Securities.

         If specified by the Company pursuant to Section 301 with respect to Securities represented by a Global Security, the Depositary for such Global Security may surrender such Global Security in exchange in whole or in part for Securities of the same series in definitive registered form on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge,





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                 (i)  to the Person specified by such Depositary, a new
         Security or Securities of the same series, of any authorized denominations as requested by such Person, in an aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Security; and

                 (ii) to such Depositary a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities authenticated and delivered pursuant to clause
         (i) above.

         Upon the exchange of a Global Security for Securities in definitive registered form in authorized denominations, such Global Security shall be cancelled by the Trustee or an agent of the Company or the Trustee. Securities in definitive registered form issued in exchange for a Global Security pursuant to this Section 312 shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or an agent of the Company or the Trustee. The Trustee or such agent shall deliver at its office such Securities to or as directed by the Persons in whose names such Securities are so registered.

         Section 1.3. Article Four of the Indenture is amended to read in its entirety as follows:

                                  ARTICLE FOUR

                     SATISFACTION AND DISCHARGE; DEFEASANCE


Section 401.     Satisfaction and Discharge of Indenture.

         This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when





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         (1)  either

                 (A) all Securities theretofore authenticated and delivered and all coupons, if any, appertaining thereto (other than (i) coupons appertaining to Bearer Securities surrendered for exchange for Registered Securities and maturing after such exchange, whose surrender is not required or has been waived as provided in Section 305, (ii)Securities and coupons which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (iii) coupons appertaining to Securities called for redemption and maturing after the relevant Redemption Date, whose surrender has been waived as provided in Section 106 and (iv) Securities and coupons for whose payment money has theretofore been deposited in trust or segregated and held in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

                 (B) all such Securities and, in the case of (i) or (ii) below, any coupons appertaining thereto not theretofore delivered to the Trustee for cancellation

                          i)  have become due and payable, or

                          ii) will become due and payable at their Stated Maturity within one year, or

                          iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities and coupons not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to





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         the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

                 (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

                 (3) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

         Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, the obligations of the Trustee to any Authenticating Agent under Section 614, and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.}

Section 402.     Defeasance and Discharge.

         The following provisions shall apply to the Securities of each series unless specifically otherwise provided in a Board Resolution, Officer's Certificate or indenture supplemental hereto provided pursuant to Section 301. In addition to discharge of this Indenture pursuant to Sections 401 and 403, in the case of any series of Securities with respect to which the exact amount described in subparagraph (a) of Section 404 can be determined at the time of making the deposit referred to in such subparagraph (a), the Company shall be deemed to have paid and discharged the entire indebtedness on all the Securities of such a series as provided in this Section on and after the date the conditions set forth in Section 404 are satisfied, and the provisions of this Indenture with respect to the Securities of such series shall no longer be in effect (except as to (i) rights of registration of transfer and exchange of Securities of such series, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities of such series, (iii) rights of Holders of Securities of such series to receive, solely from the trust fund described in subparagraph
(a) of Section 404, payments of principal thereof





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and interest, if any, thereon upon the original stated due dates therefor (but not upon acceleration), and remaining rights of the Holders of Securities of such series to receive mandatory sinking fund payments, if any, (iv) the rights, obligations, duties and immunities of the Trustee hereunder, (v) this
Section 402 and (vi) the rights of the Holders of Securities of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them) (hereinafter called "Defeasance"), and the Trustee at the cost and expense of the Company, shall execute proper instruments acknowledging the same.

Section 403.     Covenant Defeasance.

         In the case of any series of Securities with respect to which the exact amount described in subparagraph (a) of Section 404 can be determined at the time of making the deposit referred to in such subparagraph (a), (i) the Company shall be released from its obligations under any covenants specified in or pursuant to this Indenture (except as to (i) rights of registration of transfer and exchange of Securities of such series, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities of such series, (iii) rights of Holders of Securities of such series to receive, from the Company pursuant to Section 1001, payments of principal thereof and interest, if any, thereon upon the original stated due dates therefor (but not upon acceleration), and remaining rights of the Holders of Securities of such series to receive mandatory sinking fund payments, if any, (iv) the rights, obligations, duties and immunities of the Trustee hereunder and (v) the rights of the Holders of Securities of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them), and (ii) the occurrence of any event specified in Sections 501(4) (with respect to any of the covenants specified in or pursuant to this Indenture) and 501(7) shall be deemed not to be or result in an Event of Default, in each case with respect to the Outstanding Securities of such series as provided in this Section on and after the date the conditions set forth in Section 404 are satisfied (hereinafter called "Covenant Defeasance"), and the Trustee at the cost and expense of the Company, shall execute proper instruments acknowledging the same. For this purpose, such Covenant Defeasance means that the Company may omit to comply with and shall





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have no liability in respect of any term, condition or limitation set forth in any such covenant (to the extent so specified in the case of Section 501(4)), whether directly or indirectly by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but the remainder of this Indenture and the Securities of such series shall be unaffected thereby.

Section 404.     Conditions to Defeasance or Covenant Defeasance.

         The following shall be the conditions to application of either Section 402 or 403 to the Outstanding Securities:

                 (a) with reference to Section 402 or 403, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee as funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of Securities of such series (i) cash in an amount, or (ii) direct obligations of the United States of America, backed by its full faith and credit ("U.S. Government Obligations"), maturing as to principal and interest, if any, at such times and in such amounts as will insure the availability of cash, or (iii) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge (A) the principal of and interest, if any, on all Securities of such series on each date that such principal or interest, if any, is due and payable, and (B) any mandatory sinking fund payments on the dates on which such payments are due and payable in accordance with the terms of this Indenture and the Securities of such series;

                 (b) in the case of Defeasance under Section 402, the Company has delivered to the Trustee an Opinion of Counsel based on the fact that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y), since the date hereof, there has been a change





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         in the applicable United States federal income tax law, in either case to the effect that, and such opinion shall confirm that, the Holders of the Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, Defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, Defeasance and discharge had not occurred;

                 (c) in the case of Covenant Defeasance under Section 403, the Company has delivered to the Trustee an Opinion of Counsel to the effect that, and such opinion shall confirm that, the Holders of the Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and Covenant Defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit and Covenant Defeasance had not occurred;

                 (d) such Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Company is a party or by which it is bound; and

                 (e) the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent contemplated by this provision have been complied with.

Section 405.     Application of Trust Money.

         Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations deposited with the Trustee pursuant to
Section 404 shall be held in trust, and such money and all money from such U.S. Government Obligations shall be applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if





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any) and interest for whose payment such money and U.S. Government Obligations has been deposited with the Trustee.

Section 406.     Indemnity for U.S. Government Obligations.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 404 or the principal or interest received in respect of such obligations other than any such tax, fee or other charge that by law is for the account of the Holders of Outstanding Securities.

                                   ARTICLE II

                 Section 2.1. This Second Supplemental Senior Indenture shall be effective as of the date hereof upon the execution and delivery hereof by each of the parties hereto.

                 Section 2.2. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.

                 Section 2.3. This Second Supplemental Senior Indenture shall be governed by and construed in accordance with the laws of the jurisdiction which govern the Indenture and its construction.

                 Section 2.4. This Second Supplemental Senior Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.





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                 IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Senior Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first written above.

                                           TEXTRON INC.



                                           By______________________________
                                             Name:
                                             Title:

ATTEST:



____________________________
Name:
Title:

                                           CHEMICAL BANK, Trustee



                                           By______________________________
                                             Name:
                                             Title:

ATTEST:



____________________________
Name:
Title:





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